Exhibit 10.5
Call Option Agreement

Founders: Shareholder 1：Hefei Huamei Education Development Co., Ltd. Shareholder 2: Xiaoyun Chen Shareholder 3: Hong Liu Shareholder 4: Shanshan Chen -
Call Option Holder:  China Education Schools, Ltd., a British Virgin Islands company (“Party A” or “CES”)

The Parties hereby agree as follows:

1. The Founders hold one hundred percent (100%) equity interest in the registered capital of   Hefei Meihua Vocational Training School with the registered address in 68 He-An Road Economic Technology Development Zone, Hefei City, Anhui Province (hereinafter referred to as the “Company”). The Founders acknowledge that the Company’s registered capital is RMB 1,800,000.00 and has been fully paid in. The Company’s business license is attached hereto as Appendix I.

2. The Founders hereby confirm that Party A or an entity designated by Party A in writing (hereinafter referred to as the “Call Option Holder”) has the right to purchase from the Founders up to 100% equity interest in the Company including all the equity interest, stock options and similar interests derived from such equity interest (such equity interest and all of the derivative interests are collectively referred to as the “Equity Interest”, and the right to purchase Equity Interest by the Call Option Holder is referred to as “Call Option”).

To the fullest extent permitted by the Chinese laws, the transfer price for the Equity Interest (or any part thereof) shall be equal to Founders’ initial contributions to the registered capital of the Company in exchange for the Equity Interest (or any part thereof) (“Contributions to Registered Capital”). The Parties agree that, to the fullest extent permitted by the Chinese laws, in connection with the transfer of any or all of the Equity Interest to Party A and/or any third party designated by Party A, Party A shall have the right to offset the value of any other consideration valued as of the date of this Agreement the Founders are entitled to receive in connection with this and its related Agreements against the transfer price for the Equity Interest, and Party A and any third party designated by Party A shall not be required to make any cash payment to the Founders separately. If the Equity Interest is required to be valued under relevant Chinese laws, or there are any other provisions for the transfer price for the Equity Interest, then such transfer price shall be the lowest price permitted under relevant Chinese laws.

 If the Call Option Holder elects to purchase part of the Equity Interest, the exercise price shall be adjusted on a pro rata basis according to the proportion of the equity interest to be purchased in Equity Interest. The equity interest held by the Founders respectively shall be paid-in capital, free from any debt or any third party’s claims.

3. The Call Option Holder shall have the pre-emptive right and may exercise such rights and power at its sole discretion. The Call Option Holder shall notify the Founders in writing when it exercises Call Option. Upon receipt of the written notice from the Call Option Holder, each Founder shall enter into an equity/asset transfer agreement with the Call Option Holder on the date specified on the notice (if any). To the extent permitted by applicable laws and the Call Option Holder determines to exercise Call Option, the Founders shall cooperate and cause the Company to cooperate with the Call Option Holder to proceed with all approvals, permits, registrations, filings and other documents necessary for such transfer. If the Founders refuse to facilitate or delay the transfer, the Call Option Holder may take proper actions independently to complete such transfer.

4. To guarantee the Call Option Holder’s call option and other rights, the Founders agree to surrender the share certificates and other relevant certificates to the Call Option Holder for safekeeping. Without the written consent of the Call Option Holder, the Founders shall not approve or support any equity transfer or capital increase of the Company, or any resolution approving the capital increase, issuance of additional shares, dilution of the existing shareholdings, or affecting the right of the Call Option Holder at any Board or shareholders’ meetings.

5. The Founders undertake not to dispose of the stock dividends or exercise any related rights in any form without the Call Option Holder’s written consent. In the event of dissolution of the Company, all the assets available to the Founders after the liquidation shall be allocated to the Call Option Holder.

6. The Founders agree that, from the date of this Agreement, all profits and shareholders’ equity interests shall belong to the Call Option Holder, all losses and costs related to such Equity Interest shall be borne by the Call Option Holder, all benefits and interests such as dividends, stock rewards or bonus relating to Equity Interest shall belong to the Call Option Holder; any shareholder’s pre-emptive right (if any) to purchase the Company’s additional shares and to purchase the equity interest assigned by other shareholders shall be vested in the Call Option Holder, the Founders shall exercise, deliver or process all the aforementioned benefits, interests and rights under the instructions of the Call Option Holder. Without the written consent of the Call Option Holder, the Founders shall not execute or adopt any resolution approving the distribution of the stock dividends, stock awards or profits at any Board or shareholders’ meetings.

7. The Founders further agree that:

Before the Call Option Holder exercises Call Option to obtain all the equity interest and assets, the Founders shall not engage in and shall not cause the Company to engage in the following activities:

1) Selling, assigning or otherwise disposing of any assets, lawful income and business revenues of the Company, or making security pledge on the Company (other than those made in the ordinary course of business or have been disclosed to and approved by the Call Option Holder in writing);

2) Entering into any transactions that may substantially affect the Company’s assets, liabilities, operations, equity and other legitimate interests (other than those made in the ordinary course of business or have been disclosed to and approved by the Call Option Holder in writing);

3) Supplementing, altering or modifying the Company’s charter documents in any form, which will substantially affect the Company’s assets, liabilities, operations, equity and other legitimate interests (except the proportional capital increase as required by law); and

4) Appointing any other third as the Company’s agent or representative.

8. The Call Option Holder may assign the Call Option and any rights and interests hereunder, and the Founders shall not raise an objection. The Founders shall also undertake that they will enter into a new call option agreement similar to this Agreement with the successor to the Call Option Holder upon the written request of the Call Option Holder.

9. If any part of this Agreement is declared or held invalid by a competent judicial authority, such part shall be deemed as deleted from this Agreement and the other parts of this Agreement shall remain valid. The Parties shall negotiate in good faith to modify the deleted terms and enter into a supplemental agreement to effectively carry out the original intent of such terms.

10. If any dispute arises out of the interpretation or performance of this Agreement, the Parties shall negotiate in good faith to resolve such dispute; if such dispute cannot be resolved within thirty (30) days of the beginning of such negotiations, either Party may submit such dispute to the China International Economic and Trade Arbitration Commission in Beijing for arbitration in accordance with its then effective arbitration rules.

11. Any failure of the Call Option Holder to promptly exercise any of its rights hereunder shall not constitute a waiver of such rights; single or partial exercise of any rights shall not preclude any exercise of such rights in the future; failure to exercise certain rights shall not preclude any exercise of any other rights.

12. Without the Parties’ prior consent, either Party shall keep this Agreement confidential and shall not disclose or make any announcements with regard to this Agreement to any third parties, provided the provisions in this Section do not prohibit (i) any disclosures made under applicable laws or the provisions of any exchange rules; (ii) any disclosures in connection with any information that is publicly available, which is not a consequence of the disclosing party’s breach of contract; (iii) any disclosures made to the Parties’ investors, legal counsels, accountants, financial advisors or other professional consultants; or (iv) any disclosures made to either Party or any potential buyers of either Party’s equity/assets, other investors, or creditors, in which the receiving parties shall undertake proper confidentiality obligations (where the assignor is not the Call Option Holder, the Call Option Holder’s consent shall have been obtained).

13. This Call Option is not subject to any time limit, and shall become effective upon execution by the Parties. This Agreement shall not terminate until the Call Option Holder exercises Call Option and the Equity Interest has been fully vested in the Call Option Holder or a person designated by the Call Option Holder or upon termination by the Call Option Holder in writing.

This Agreement is signed on August 2, 2011.

Founders:

 Hefei Huamei Education Development Co., Ltd. ,

Authorized Representative: /s/ Xiaoyun Chen

/s/ Xiaoyun Chen
Xiaoyun Chen

/s/ Hong Liu
 Hong Liu

/s/ Shanshan Chen
Shanshan Chen

Call Option Holder:  China Education Schools, Ltd.

Authorized representative:_/s/ Gary Chen

Appendix I

Business License